Exhibit 4.2

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of June 29, 2014, between Medigus Ltd., an Israeli corporation (the “Company”), and OrbiMed Israel Partners Limited Partnership with a registered address of 89 Medinat Hayehudim ( the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement the Company and the Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1           Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under the Israeli Securities Law.

“Board of Directors” means the board of directors of the Company.

“Broker” means Roth Capital and Ladenburg, Thalman & Co. Inc.

“Business Day” means any day except any Friday, Saturday, any Sunday, any day which is a federal legal holiday in the United States or legal holiday in Israel or any day on which banking institutions in the State of New York or in Israel are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” shall be as soon as possible, but no later than 3 Business Days after satisfaction (or waiver by the Party entitled to waive such conditions) of all the conditions precedent to the Closing as set out herein in Article II.

“Commission” means the United States Securities and Exchange Commission.

 "Companies Law" means the Israeli Companies Law, 5759-1999

 “Effective Date” means the earliest of the date that the initial Registration Statement of the American Depository Shares (ADS) of the Company under the ADR Facility has been declared effective by the Commission.

“Escrow Agent” means the Escrow Agent under the Escrow Agreement.

“Escrow Agreement” means the escrow agreement to be signed by the Parties within 14 days from the date of this Agreement (unless otherwise agreed in writing by the Company and the Purchaser Majority), by and among the Company, the Escrow Agent and the Purchaser pursuant to which the Purchaser shall deposit the Subscription Amounts with the Escrow Agent to be applied to the transactions contemplated hereunder, and to be subsequently held by the Escrow Agent on behalf of the Company as of and concurrent with the Closing.

“Escrow Date” means the close of trading on such day which is five Israeli Business Days prior to the date of the Shareholders Approval.

 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) Ordinary Shares or options to employees, service providers, officers or directors of the Company, or other plan beneficiaries, pursuant to any share or option plan duly adopted for such purpose in accordance with the Companies Law and/or Israeli Securities Laws (as defined below) not to exceed 3% on an annual basis (which for avoidance of doubt the options grants approved as set forth in the Option Plan Outline of Offering shall not be subject to such limitation), (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into Ordinary Shares already issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, other than as per the terms set forth in such already issued securities, or (c) any issuance of securities in connection with an acquisition of the equity or assets of another entity or to strategic partners; provided, however, that securities issued pursuant to acquisitions or strategic transactions shall be approved by a majority of the independent directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

 “Israeli Institutional Investors Transaction” shall have the meaning ascribed to such term in Section 4.11.

“Israeli Securities Laws” means the Securities Law, the rules and regulations promulgated under the Securities Law and any rules and regulations of the TASE.

“Purchaser Account” means an Israeli securities account(s) (or, an account with a foreign bank which works with an Israeli corresponding bank), that the Purchaser shall provide to the Company in accordance with the provisions of this Agreement, in which the Shares (and Warrant Shares, unless otherwise specified in the Exercise Notice) shall be deposited with respect to the Purchaser, including name of Account holder, Account number and the name of the TASE member managing such Account.

“Liens” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” means any of (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

 “Option Plan Outline of Offering” shall mean an outline of offering with respect to the Company’s 2013 option plan, and the options grants approved by the Board of Directors on May 29, 2014 with respect thereto, all as set forth on Form T170 filed by the Company on June 1, 2014 (as supplemented by the filing on June 19, 2014), and as may be supplemented to or amended from time to time in accordance with TASE and/or ISA requirements.

“Ordinary Shares” means the ordinary shares of the Company, nominal value, NIS 0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Ordinary Shares Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred share, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

“Per Share Purchase Price” means a price per 1 Ordinary Share of the Company in US Dollars determined on the date hereof that is equal to (A) ninety-eight percent (98%) of (B) the quotient obtained by dividing (i) the daily closing price of one Ordinary Share of the Company on the TASE for the Trading Day immediately  prior to the date hereof  , by (ii) the representative exchange rate (as published by the Bank Of Israel) of 1 US Dollar to New Israeli Shekels on the date prior to the date hereof.

 “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

 “Registration Statement” means a registration statement registering the resale by the Purchasers of the ADRs representing the Shares and Warrant Shares (or registering for resale the Shares and Warrant Shares directly), which registration permits the Purchaser to sell such securities without restriction or limitation in the United States, other than as to delivery of a prospectus or conformity with the plan of distribution contained in such Registration Statement.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(b).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Law” means the Israeli Securities Law - 1968.

“Shareholders Approval” means the approval of the Company's general meeting of shareholders, for this Agreement, the Transaction Documents and the transactions contemplated herein and therein, in accordance with the requirements of Sections 270 (4)(a), 270(5) and 275 of the Companies Law.

“Shares” means the Ordinary Shares issued or issuable to each Purchaser pursuant to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable Ordinary Shares).

“Subscription Amount” means, US $1,000,000 to be paid for all of the Shares and Warrants to be purchased by the Purchaser hereunder” in United States dollars and in immediately available funds.

 “TASE” means the Tel Aviv Stock Exchange.

“TASE Approval” means the TASE's approval and authorization of (a) the issuance of the Shares and the listing thereof on TASE upon consummation of the Closing, and (b) approval, subject to the exercise of the Warrant, to the issuance of the Warrant Shares and the listing thereof on TASE upon the exercise of the Warrant.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares are listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the Tel Aviv Stock Exchange, the OTC Bulletin Board  (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Warrants, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

 “Transfer Agent” means a transfer agent employed by the Company once the ADR Facility is formed and registered.

“Warrants” means, collectively, the Ordinary Shares purchase warrants delivered to the Purchasers at the Closing pursuant to this Agreement, in the form of Exhibit A attached hereto.

“Warrant Shares” means the Ordinary Shares issuable upon exercise of the Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1           Closing.

(a)           On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchaser, agrees to purchase from the Company (a) the aggregate number of Ordinary Shares, calculable by dividing the Subscription Amount by the  Per Share Purchase Price, all on the terms and subject to the conditions more fully set forth in this Agreement, and (b) non-registered warrants to purchase additional Ordinary Shares issuable upon exercise of the Purchaser’s Warrant, with an exercise price equal to 140% of the Per Share Purchase Price, such that the total number of warrants issued to each Purchaser shall be equal to 40% of the number of Shares acquired by the Purchaser, and with a term of exercise of 3 years beginning on the date of issuance.

(b)             Upon satisfaction or waiver of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Amit, Pollak, Matalon & Co., 17 Yitzhak Sadeh Street, Tel-Aviv, Israel or such other location as the parties shall mutually agree.

(c)           Within 2 Business Days following the Escrow Date, the Purchaser shall transfer  the Subscription Amount, in US Dollars, to the  Escrow Agent in accordance with the Escrow Agreement. The escrow agent account's details shall be delivered to the Purchaser by the Escrow Agent prior to the Escrow Date ("Escrow Account").

(d)           All the actions and transactions occurring at the Closing and specified in this Agreement shall be deemed to take place simultaneously and no transactions shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

2.2           Deliveries.

(a)           On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i)           Copy of a new share certificate for the Shares registered under the name of the Registration Company of Bank Hapoalim Ltd., the registration company of the Company (the "Registration Company");

(ii)           Copy of the notice of the Company to the Registration Company with respect to the issuance of the Shares (including all documents required by the Registration Company and/or Israeli Securities Laws, except for Form T87), with a stamp indicating the acceptance of such notice by the Registration Company (the "Registration Notice"), irrevocably instructing the Registration Company to credit the Shares to the Purchaser's Account, the details of which shall be provided by the Purchaser in writing to the Company at least 4 Business Days following the Escrow Date;

(iii)           The executed Warrants in the name of the Purchaser signed by the Company;

(iv)           The TASE Approval;

(v)           A copy of an executed Form T87 reflecting the allocation of the Shares and the Warrants to the Purchaser;

(vi)           A certificate, duly executed by the Company, confirming that, each of the representations and warranties set forth in Article III is full and accurate in all material respects as of the Closing Date as if made on the Closing Date and that the Company has performed and complied in all material respects with all its covenants, agreements, and undertakings as set forth herein required to be performed at or prior to the Closing Date (the “Company Certificate”); and

(vii)           Duly executed copy of the minutes, or a certified Corporate Secretary extract thereof,  of the resolutions of the Board of Directors approving the Transaction Documents, and all corporate proceedings and required approvals related thereto, as required by Chapter 5 of the Companies Law have been obtained, all in accordance with the provisions of Section 282 of the Companies Law.

(b)           On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company, as applicabl the details of the Purchaser Account.

(c)           At the Closing, the Company shall file with the TASE the T87 Form, and immediately thereafter shall deliver such executed T87 form to the Registration Company.

(d)           No later than 4 Business Days following the Escrow Date, the Escrow Agent shall confirm in writing to the Company that the entire Subscription Amount is deposited in the Escrow Account.  Upon the fulfillment of all conditions to the Closing set forth in this Agreement as confirmed to the Escrow Agent by Company and Purchasers' Israeli Counsel, the Subscription Amount shall be held by the Escrow Agent on behalf of the Company without any restrictions whatsoever as of the time that the Company files the Form T87 with the TASE. Subsequent to such filing of Form T87, the Escrow Agent shall deliver by wire transfer, subject to the terms of the Escrow Agreement (which shall reflect, inter alia, the provisions of this sub-Section 2.2(c)), to the Company the Subscription Amount.

2.3           Closing Conditions.

(a)           Mutual Conditions. The obligations of the Purchaser and the Company to complete the transactions contemplated herein are subject to the fulfillment of the following conditions at or before the Closing:

(i)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(ii)           Shareholders’ Approval. The Company shall have received the Shareholders Approval;

(iii)           TASE Approval. The Company shall have obtained the TASE Approval.

(b)           The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met, any of which may be waived, in writing, by the Company:

(i)           the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)           all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed;

(iii)           the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement; and

(iv)           The Escrow Agent confirming in writing to the Company that the entire Subscription Amount is deposited in the Escrow Account, and that contemporaneously with the filing of the Form T87 by the Company shall be held exclusively for the benefit of the Company subject to no restrictions whatsoever;

(c)           The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met, any of which may be waived, in writing, by the Purchaser, which waiver shall be at the sole discretion of the Purchaser:

(i)           The accuracy when made, in all material respects, of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date) and the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)           all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)           the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)           there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v)           from the date hereof to the Closing Date, trading in the Ordinary Shares of the Company shall not have been suspended for any reason   except for a suspension by the TASE of trading for not more than 60 minutes due to a reporting of the Company.

(d)           Best Efforts. The parties shall use commercially reasonable best efforts to complete all of the conditions to Closing specified above in a timely manner so that the Closings shall occur no later than 45 days following the date hereof.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Purchaser:

(a)                      Authorization; Enforcement.  Other than in connection with the Required Approvals, the Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith other than in connection with the Required Approvals.  This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof including the receipt of the Required Approvals and the fulfillment of the conditions set forth in Section 2.3 above, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

(b)          Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Sections 2.2, 4.2 and 4.4 of this Agreement, (ii) the filing and approval of the Commission of the ADR Facility and in the case of a Non-Uniform Offering, the approval of the Israeli Securities Authority (“ISA”) to publish the Listing Prospectus (as defined in below), (iii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Shares and Warrant Shares, and as applicable the ADSs of the Company, for trading thereon in the time and manner required thereby, (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, (v) the Shareholders Approval; (vi) the TASE Approval, (collectively, the “Required Approvals”).

(c)           Issuance of the Securities.  The Shares and the Warrants are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents and under applicable law, including the Israeli Securities Laws.  The Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents and under applicable law, including the Israeli Securities Laws.  The Company has reserved from its duly authorized share capital the maximum number of Ordinary Shares issuable pursuant to this Agreement and the Warrants.

(d)           Private Placement. Assuming the accuracy of the Purchaser's representations and warranties set forth in Section 3.2, (i) no registration under the Securities Act, and (ii) no prospectus under the Israeli Securities Laws, is required for the offer and sale of the Shares and Warrants by the Company to the Purchasers as contemplated hereby, or for the issuance of the Warrant Shares upon exercise of the Warrants. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(e)           Registration Rights.  Other than each of the Purchaser, and the investors under each of the US Investors Transaction, the Israeli Institutional Investors Transaction and the Capital   Transaction, and without prejudice to the last sentence set forth in Section 4.2(a) hereinafter,  no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(f)           Disclosure. All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The Company acknowledges and agrees that the Purchaser is not making and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(g)           No Integrated Offering. Assuming the accuracy of the Purchaser's representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) except with respect to the Capital Transaction , US Investors Transaction, and the Israeli Institutional Investors Transaction, any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(h)           No General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising (within the meaning of Regulation D).  The Company has offered the Securities for sale only to the Purchaser.

(i)            Acknowledgment Regarding Purchasers’ Purchase of Securities.  The Company acknowledges and agrees that the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of its e representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser's purchase of the Securities.  The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

3.2           Representations and Warranties of the Purchasers.  The Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a)           Organization; Authority.  The Purchaser is an entity duly incorporated or formed, validly existing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited  liability company or similar action, as applicable, on the part of such Purchaser.  Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation ofthe Purchaser, enforceable against it in accordance with its terms, except as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

(b)           Experience of Such Purchaser.  The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(c)           General Solicitation.  The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(d)           Lock Up. The Purchaser is aware of the fact that the Shares and the Warrant Shares are subject to certain lock-up restrictions under Israeli Securities Laws, and the transfer of the Securities shall be subject to such restrictions. Such Purchaser undertakes to comply with all such restrictions with respect to the Securities.

(e)           No Voting Agreements. Except for the Undertaking Letter executed by and among the Purchaser and the Current Shareholders (as such term is defined in the Undertaking Letter) dated January 3, 2013, the Purchaser is not a party to any agreement or arrangement, whether written or oral, between the Purchaser and any of the Company's shareholders as of the date hereof or a corporation in which the Company's shareholders are an Interested Party (as defined in the Companies Law) as of the date hereof, regulating the management of the Company, the shareholders' rights in the Company, the transfer of shares in the Company, including any voting agreements, shareholder agreements or any other similar agreement even if its title is different or has any other relations or agreements with any of the Company's shareholders, directors or officers.

(f)           Brokers. No agent, broker, investment banker, person or firm acting in a similar capacity on behalf of or under the authority of the Purchaser is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, for which the Company or any of its Affiliates or the Brokers after the Closing could have any liabilities in connection with this Agreement, any of the transactions contemplated by this Agreement, or on account of any action taken by the Purchaser in connection with the transactions contemplated by this Agreement.

(g)           Independent Advice. The Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice.

The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1           Transfer Restrictions.

(a)           The Securities may only be disposed of in compliance with state and federal securities laws to the extent applicable and the Israeli Securities Laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act or is not otherwise being transferred in violation of the Israeli Securities Laws.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement, other than with respect to such rights which are explicitly denoted in this Agreement as being non-transferable rights.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties, it being clarified however that any rights under this Agreement which are explicitly denoted as being non-transferable rights shall not accrue to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

(b)                      The Purchasers confirms and acknowledges that, to the extent applicable,  the resale of the Securities shall be restricted under US applicable law, in the following manner:

THE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY

 The Securities shall not be so restricted (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Shares or Warrant Shares, to a transferee that is not an affiliate of Purchaser or the Company, pursuant to Rule 144 (iii) if such Shares or Warrant Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares and Warrant Shares and without volume or manner-of-sale restrictions, (iv)  following any sale of such Securities pursuant to Rule 904 of Regulation S under the U.S. Securities Act ("Rule 904"), or (iv) if the resale of the Securities is not otherwise restricted or prohibited under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) and the rules and regulations promulgated thereunder.  If all or any portion of a Warrant is exercised at a time when there is an ADR Facility, or if such Shares or Warrant Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144, in compliance with Rule 904, or if the Shares or Warrant Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares or Warrant Shares or if no restriction on resale of the Securities exist under any US applicable law, then the resale of such Warrant Shares shall not be restricted as specified above . The Company agrees that following the Effective Date or at such time as nor restriction on the resale of the Securities exist under this Section 4.1(c), it will, no later than three (3) Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate or other evidence representing Shares or Warrant Shares, as the case may be, (such third Trading Day, the “Restriction Removal Date”), deliver or cause to be delivered to such Purchaser a certificate or other evidence representing such shares that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.

(c)           In addition to such Purchaser’s other available remedies, the Company shall pay to the Purchaser, in cash, as liquidated damages and not as a penalty, for each $1,000 of Shares or Warrant Shares (based daily volume weighted average price of one Ordinary Share of the Company on the TASE for the five Trading Days prior to the date such Securities are submitted to the Transfer Agent) delivered for removal of any restriction and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day ten (10) Trading Days after such damages have begun to accrue) for each Trading Day after the Restriction Removal Date until such certificate is delivered without confirming no restriction on resale of such Securities exist. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(d)           The  Purchaser agrees with the Company that, to the extent applicable, the Purchaser will sell any Securities only pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of any restriction on resale from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

(e)           In addition, the Shares and the Warrant Shares are subject to certain lock-up restrictions as specified under Section 15C of the Securities Law and the regulations promulgated under such Section, and each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Securities only in accordance with the requirements set forth therein.

4.2           Registration Rights.

(a)           American Depository Receipts. On or before the seven-month anniversary of the Closing Date, the Company agrees to have in place a Level II American Depositary Receipts facility (“ADR” and "ADR Facility", respectively) on NASDAQ or the New York Stock Exchange (NYSE).  The Purchaser shall have the right to have the Shares (or any portion of them) and, once issued upon exercise of the Warrants, the Warrant Shares (or any portion of them) be converted into American Depositary Shares, at the Company’s expense, immediately following the completion of the implementation of the ADR Facility. At least 30 days prior to the formation of the ADR Facility, the Company will notify the Purchaser of its rights to have his Shares and Warrant Shares (if converted) be registered under the ADR Facility, and shall register such Shares and Warrant Shares under the ADR Facility at the election of the Purchaser. Implementation of ADR Facility shall be deemed completed when the Company’s Registration Statement filed with the Commission with respect to ADSs of the Company is declared effective by the Commission. The Company covenants to make reasonable commercial efforts to maintain the registration of the Ordinary Shares through such ADR Facility, or to register and maintain an Alternative US Registration, in each case, until the later of (i) the third anniversary  following effectiveness thereof, and (ii)  the six-month anniversary of the exercise of the last of the Warrants (provided that any Warrants that expire prior to exercise shall, for purposes of this sentence, be deemed to have been exercised six months prior to expiration). The Purchaser agrees that, in the sole discretion of the Company and any other shareholders of the Company, additional shares of the Company which have been issued to shareholders, or which may be issued to shareholders in the future, may be converted into American Depositary Shares, as part of the completion of the implementation of the ADR Facility, or at any time thereafter. As used herein, an Alternative US Registration shall mean a registration of the Ordinary Shares (including the Shares and Warrant Shares) with effect for the benefit of the Purchaser at least as beneficial as provided under the ADR Facility.

(b)           Release of Israeli Lock-Up Restrictions. If the Company is unable to establish the ADR Facility within a (seven) 7 month period from the Closing Date, the Company shall take all necessary actions,  in order to permit resale by the Purchaser of no less than 100% of the Purchased Shares and 100% of the Warrant Shares (once issued upon exercise of the Warrants) on the TASE by release of the Israeli lock-up restrictions from the Shares and Warrant Shares by publishing an underwritten non-uniform offering prospectus or an underwritten shelf offering report (the "Listing Prospectus") with the Israeli Securities Authority and the TASE (the "Non-Uniform Offering"). The Company undertakes that (A) such Non-Uniform Offering shall be completed within seven (7) months from the Closing Date and shall be in full compliance with any and all Israeli Securities Laws requirements, including insuring that such Non-Uniform Offering is underwritten, (b) that the underwriter in such offering (the "Pricing Underwriter") participated in the determination of the Per Share Purchase Price under this Agreement, in accordance with an agreement with such underwriter attached as Schedule 4.2(b) to this Agreement, and (C) that the Pricing Underwriter complies with all requirements and limitations under Israeli Securities Laws (including and in particular any and all requirements and limitations pertaining to conflict of interest of an underwriter in a non-uniform offering). The above notwithstanding, and with no further obligation by the Company to the Purchaser, the Company agrees to use commercially reasonable efforts to complete the establishment of the ADR Facility even after such seven (7) month period has expired and the publishing of the Listing Prospectus and in such case, the Purchasers shall have the right to convert their Shares and Warrant Shares, once exercised, to ADSs of the Company under the ADR Facility.

(c)            It is agreed and acknowledged by the Purchaser, that the Listing Prospectus will release the Israeli lock up restrictions on the Shares and the Warrant Shares, only for the Purchaser so long as it is (A) an Institutional Investor (as defined above) at the time of this Agreement, at the time of the Closing and at the time such Listing Prospectus is published, and (B) only for the Purchaser (and not to any transferees of such Purchaser).  It is further agreed and acknowledged by the Purchaser that the Listing Prospectus, or other TASE prospectus or offering report similar thereto, may be used to facilitate a release of Israeli lockup restrictions on any shares and warrants sold pursuant to the Israeli Institutional Investors Transaction and/or the Capital Transaction and/or US Investors Transaction; provided, however, that if the Listing Prospectus is utilized to release any lock-up provisions other than the Purchaser's lock-up provisions, Purchaser's rights as provided under this Agreement shall not be adversely affected from such joinder.

(d)           If following the seven (7) month anniversary of the Closing Date(i) a Registration Statement registering for resale by the Purchaser all of the ADRs representing the Shares and Warrant Shares (or registering for resale all of the Shares and Warrant Shares directly) is not declared effective by the Commission, and  (ii) all lock-up restrictions on the trading of the Shares and Warrant Shares in Israel were not removed in a Non-Uniform Offering (the existence of both (i) and (ii) above, shall be referred herein as a "Registration Failure"), then, in addition to the Purchaser’s other available remedies, the Company shall pay to the Purchaser, in cash, as  liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2.0%) of the aggregate Subscription Amount of Securities still held by the Purchaser and still subject to any lock up period under the Israeli Securities Laws (which lock-up period would otherwise be released by the Company taking such actions as set forth above) on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) following the occurrence and during the continuance of a Registration Failure, until the date such Registration Failure is cured.  The payments to which the Purchaser shall be entitled pursuant to this Section 4.2(d) are referred to herein as “Registration Failure Payments.”  In no event shall Registration Failure Payments be payable by the Company in respect of more than twelve (12) thirty (30)-day periods.     Registration Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Registration Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Registration Failure Payments is cured.  In the event the Company fails to make Registration Failure Payments in a timely manner, such Registration Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Subject to the provisions of the last sentence of this Section 4.2(d), nothing herein shall limit the Purchaser’s right to pursue actual damages for the Registration Failure, and the Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The Parties agree that the Registration Failure Payments were considered by them and were agreed as foreseeable and reasonable estimation of the damages incurred by the Purchaser for the failure by the Company to register the Shares and Warrant Shares as ADR or to remove the restrictions on such Shares and Warrant Shares in a Non-Uniform Offering, as required under this Section 4.2.  Notwithstanding any provision in this Agreement, if the Purchaser delays providing customary information, or takes other actions that directly causes the Company to make a Registration Failure,  then the Company can exclude the Purchaser’s shares from the Registration Statement and/or Listing Prospectus without liability to such Purchaser. In addition, the Company’s obligations hereunder to a Purchaser (and the determination of whether a Registration Failure has occurred) shall be conditioned on the Purchasers’ timely provision in all material respects of information reasonably requested by the Company in connection with any filing with the Securities and Exchange Commission and/or the Israeli Securities Authority, and no Registration Failure Payments to a Purchaser shall be incurred in the event of unreasonable delay caused by the Purchaser’s failure to respond to the Company’s information requests or requests for customary representations; provided, however, that the obligations of the Company towards any Purchaser under this Section 4(2) (including the obligation to pay Registration Failure Payments) that has complied with the above, shall not be prejudiced in any way due to a non-compliance of any other purchaser (participating in the Israeli Institutional Investors Transaction and/or the US Investors  Transaction and/or Capital Transaction) with such provisions.

4.3           Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities by the Company hereunder or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4           Securities Laws Disclosure; Publicity.  The Company shall by the earlier of (i) 9:30 a.m. (Israeli time) on the Trading Day immediately following the date hereof, or (ii) as otherwise required under the Israeli Securities Laws, (a) issue a press release disclosing the material terms of the transactions contemplated hereby, (b) file an Immediate Report to the TASE and the ISA disclosing all material terms of the transactions contemplated hereby, and all other disclosures pertaining to this Agreement as required by Israeli Securities Laws. In addition when required under the Israeli Securities Laws, but no later than 3 Trading Days following the report filed as per sub-Section (b) above, file immediate report with respect to an exceptional private offering, a material private offering and/or a private offering, all in accordance with Israeli Securities Laws, including a notice of a shareholders' meeting and the intention of the Company to release the Shares and the Warrant Shares from any lock-up restrictions in a non-uniform offering.  The Company and the Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing required under the Israeli Securities Laws, without the prior written consent of the Purchaser, except: (a) as required by federal securities law, including in connection with  any Registration Statement contemplated hereby  and/or the ADR Facility, and (b) to the extent such disclosure is required by law, including the Israeli Securities Laws and/or the Companies Law (including for avoidance of doubt the provisions set forth in Section 185 of the Companies Law and any subsequent public disclosures the Company have to make as a result of this section), or Trading Market regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under this clause (b).

4.5           Use of Proceeds.  The Company shall use the net proceeds from the sale of the Securities hereunder for working capital and other general corporate purposes.  The Company also may use a portion of the net proceeds, currently intended for general corporate purposes, to acquire or invest in technologies, products, services or companies that complement its business, although the Company has no present plans or commitments and is not currently engaged in any material negotiations with respect to these types of transactions. Pending these uses, the Company intends to invest the net proceeds from this offering in short-term, interest-bearing, investment-grade securities, or as otherwise pursuant to the Company’s customary investment policies.  The Company shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables or the Company’s bank overdrafts  in the ordinary course of the Company’s business and prior practices), (b) for the redemption of any Ordinary Shares or Ordinary Shares Equivalents, (c) for the settlement of any outstanding litigation as of the date hereof or (d) in violation of FCPA or OFAC regulations.

4.6           Reservation of Ordinary Shares. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available until exercise or expiration of the Warrant, free of preemptive rights, a sufficient number of Ordinary Shares for the purpose of enabling the Company to issue Shares pursuant to this Agreement and Warrant Shares pursuant to any exercise of the Warrants.

4.7           Listing of Ordinary Shares. The Company hereby agrees to use commercially reasonable best efforts to maintain as long as any Warrant is outstanding (and for a period of 6 months thereafter), the listing or quotation of the Ordinary Shares on the Trading Market on which it is currently listed.  The Company will take all action reasonably necessary to continue the listing or quotation and trading of its Ordinary Shares on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. Following the formation of the ADR Facility, and for as long as any Warrant is outstanding (and for a period of 6 months thereafter), the Company agrees to maintain the eligibility of the Ordinary Shares for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.8           Form D; Blue Sky Filings.  To the extent applicable, the Company agrees to timely file, but in any event no earlier than the filings of the first report required to be filed by the Company in accordance with the provisions of Section 4.4 above,  a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.9            Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding Ordinary Shares, which dilution may be substantial under certain market conditions.  The Company further acknowledges that, subject to the receipt of the Required Approvals, its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Shares and Warrant Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Company.

4.10           Israeli Institutional Investors; US Investors; Capital .  For avoidance of doubt it is clarified that it is agreed and understood by the Purchaser that any possible or contemplated parallel investment in the Company by either of (i) any Israeli Institutional Investors, as such are defined in the first Annex to the Securities Law (an “Israeli Institutional Investors Transaction”), and/or (i) Capital Point Ltd., an Israeli corporation (“Capital” and the “Capital  Transaction”  and/or (ii) certain accredited investors (as defined under federal securities laws) in the USA (the “US Investors Transaction”), is not a condition precedent to effect the Closing, and the Closing shall take place upon satisfaction of all conditions precedent to the Closing as set forth in this Agreement, irrespective of any failure by the Company to negotiate, complete the execution of, or closing thereunder, any investment agreement with any Israeli Institutional Investors and/or Capital and/or the US Investors Transaction; whether such failure is due to the Company, any Israeli Institutional Investor, Capital, or any investor participating in the US Investors Transaction, or caused by failure to achieve any required shareholder or other required corporate approvals to any such possible investment agreement between Capital and the Company and/or Israeli Institutional Investors and the Company and/or the investors in the US Investors Transaction and the Company.

Without prejudice to the provisions of this Section 4.11 above, and notwithstanding anything else set forth herein this agreement, at the sole discretion of the Company , without any obligations hereunder to the Purchaser, the Company may in tandem to entering into this Agreement, also enter into an investment agreements with any Israeli Institutional Investors and/or certain accredited investors (as defined under federal securities laws) in the USA for the acquisition of additional Securities of the Company on terms that are substantially similar to those set forth herein (subject to the receipt of any other corporate approvals necessary for the closing of such separate and independent investment agreements); provided, however, that the price per Ordinary Share, the number of warrants per each Ordinary Share purchased under such agreements, and the exercise price for such warrants shall be equal to the ones specified in this Agreement, and provided, further, that  such additional investors may be entitled to all benefits and/or privileges accorded to the Purchaser but shall not receive any benefits and/or privileges and/or rights not received by the Purchaser.

ARTICLE V.
MISCELLANEOUS

5.1           Termination.  This Agreement may be terminated by the Company or by any Purchaser, by written notice to the other parties, if the Closing has not been consummated on or before 90 days following the date hereof; provided, however, that that the right to terminate this Agreement under this Section shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure to fulfill the conditions to closing set forth in this Agreement In the event that the any of the parties terminates this Agreement pursuant to this Section, neither party will have any further obligations to or rights against any other party hereto subject to such other party having fulfilled its obligations under this Section; and further provided, however, that the provisions of Article 5 (Miscellaneous) will survive any termination hereof; and further provided that such termination will not affect the right of any party to sue for any breach by any other party (or parties).

5.2            Fees and Expenses.  At the Closing, the Company has agreed to reimburse the Purchaser the non-accountable sum of $15,000 (plus VAT) for its legal fees and expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, including any tax payable as a result thereof.  The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3           Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of confirmation of transmission, if confirmation of such notice or communication which is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto is made at or prior to 5:30 p.m. (Israel time) on a Trading Day, (b) the next Trading Day after the date of confirmation of transmission, if confirmation of such notice or communication which is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto is made on a day that is not a Trading Day or later than 5:30 p.m. (Israel  time) on any Trading Day, (c) the seventh (7th) Trading Day following the date of mailing, if sent by U.S. or Israeli nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5           Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

5.6           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7           Successors and Assigns.  Without prejudice to the rights which are explicitly stated to be non-transferable, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement  or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger).  Other than any rights which are denoted herein as being non-transferable, the Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser.”

5.8           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.9           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Israel, without regard to the principles of conflicts of law thereof;.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in competent court in Tel Aviv. Each party hereby irrevocably submits to the exclusive jurisdiction of such court as aforesaid for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the competent court in Tel Aviv.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices of service to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then in addition to the obligations of the Company under Section 4.7, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10           Survival.  The representations and warranties contained herein shall survive until the date that is 24 months following the Closing and the delivery of the Securities, and the covenants and agreements contained in this Agreement requiring performance following the Closing shall survive the Closing in accordance with their respective terms.

5.11           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13            Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely (after giving effect to any cure period) perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of an exercise of a Warrant, the applicable Purchaser shall be required to return any Ordinary Shares subject to any such rescinded exercise notice concurrently with the return to the Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to the Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.14           Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16           Independent Nature of Purchasers’ Obligations and Rights.  The obligations of the Purchaser under any Transaction Document are several and not joint with the obligations of any other purchaser in any other parallel transaction being contemplated thereto, and the Purchaser shall not be responsible in any way for the performance or non-performance of the obligations of any other purchaser under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by the Purchaser pursuant hereof or thereto, shall be deemed to constitute the Purchaser together with the purchasers under any parallel  investments in the Company, as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchaser is in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The  Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other purchaser to be joined as an additional party in any proceeding for such purpose.  The Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents.

5.17           Liquidated Damages.  The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.18           Fridays, Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day or Business Day, then such action may be taken or such right may be exercised on the next succeeding Trading Day or Business Day, as applicable.

5.19           Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and Ordinary Shares in any Transaction Document shall, in accordance with applicable Trading Market regulations, be subject to adjustment for reverse and forward share splits, share dividends, share combinations and other similar transactions of the Ordinary Shares that occur after the date of this Agreement.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MEDIGUS LTD.	Address for Notice: Suite 7A, Industrial Park, POB 3030, Omer 8496500, Israel
By:__________________________________________ Name: Chris Rowland Avraham Ben-Tzvi Title: CEO General Counsel With a copy to (which shall not constitute notice):	Fax: +972 72 2602231

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO MDGS SECURITIES PURCHASE AGREEMENT]

OrbiMed Israel Limited Partnership
OrbiMed Israel Partners

By: OrbiMed Israel Biofund GP, L.P., its general partner;
and
By: OrbiMed Israel GP Limited, its general partner

By: _________________
Name: _________________
Title:_________________

By: _________________
Name: _________________
Title:_________________

Subscription Amount: $1,000,000

Shares: 7,663,109

Warrant Shares: 3,065,244

EIN Number: _______________________

Exhibit A

NEITHER  THIS SECURITY  NOR THE SECURITIES  FOR WHICH THIS SECURITY  IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION  OR  THE  SECURITIES  COMMISSION  OF  ANY  STATE  IN  RELIANCE UPON  AN  EXEMPTION  FROM  REGISTRATION  UNDER  THE  SECURITIES  ACT  OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS  OF THE SECURITIES  ACT AND IN ACCORDANCE  WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR  TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.   THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN  CONNECTION  WITH  A  BONA  FIDE  MARGIN  ACCOUNT  OR  OTHER  LOAN SECURED BY SUCH SECURITIES.

  ORDINARY SHARES PURCHASE WARRANT

MEDIGUS LTD.

Warrant Shares: __________	Initial Exercise Date: , 2014

THIS ORDINARY SHARES PURCHASE WARRANT (the “Warrant”) certifies that,       or its permitted assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the third annual anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Medigus Ltd., an Israeli corporation (the “Company”), up to      Ordinary  Shares  (as  subject  to  adjustment  hereunder,  the  “Warrant  Shares”).    The purchase price of one Ordinary Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.      Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated June    , 2014, among the Company and the purchasers signatory thereto.

Section 2.      Exercise.

a)        Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise in the form annexed hereto and within three (3) Business Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or, if available, pursuant to the cashless exercise procedure specified in Section 2(c) below. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. The Holder shall surrender this Warrant to the Company when it delivers the Notice of Exercise, and in the event of a partial exercise of the Warrant, the Company shall execute and deliver to the Holder a new Warrant for the unexercised portion of the Warrant, but in all other respects identical to this Warrant.  Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

The Warrant may be exercised at any time before the Termination Date, provided that the Warrants may not be exercised on  the record date (as such term is defined in the TASE rules and regulations) of: (i) a distribution of bonus shares; (ii) a rights offer; (iii) any distribution of dividends; (iv) a consolidation of the share capital of the Company; (v) a share split; or (vi) a reduction of the share capital of the Company (each of the aforementioned events shall be called: "Corporate Event"). In addition, if the ex-date (as such term is defined in the TASE rules and regulations) of a Corporate Event occurs before the record date of a Corporate Event, then the Warrants shall not be exercised on the ex-date.

b)        Exercise Price.  The exercise price per Ordinary Share under this Warrant shall be 0.627 NIS, subject to adjustment hereunder (the “Exercise Price”).

c)        Cashless Exercise.   If at any time after the six-month anniversary of the Closing  Date, the Shares held by the Holders are still not released  via a Restriction Termination, then this Warrant may also be exercised, in whole or in part, at such time by means  of a “cashless  exercise”  in which,  subject  to  receipt  of TASE  approval  with respect thereto,  the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =
the closing price of the Ordinary  Share in the Trading  Market on theTrading  Day  immediately  preceding  the date  on  which  Holder  elects  to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =
the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

The Company shall make reasonable commercial efforts to either (A) allocate a portion of the Subscription Amount paid by the initial Holder hereof pursuant to the Purchase Agreement,  and/or  (B)  make  other  adjustments  to the  equity  component  of the Company’s balance sheet, to the effect that the “cashless exercise” of this Warrant may be facilitated in accordance with the Companies Law and Israeli Securities Laws.  For the avoidance of doubt, (i) if  such  “cashless  exercise”  is  not  permitted  or  approved  as  set  forth  above,  or  (ii)  if  the Restriction Termination has been removed   at the time this Warrant is exercised, or (iii) this Warrant is exercised within six-months of the Closing Date, the Holder shall have no rights under  this  paragraph  c)  to  cashless  exercise,  and  the  Warrant  shall  only  be  exercisable  by payment of the Exercise Price in cash.   For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the date hereof, it is intended that the Warrant Shares issued in a cashless exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed  to have commenced,  on the date this Warrant was originally issued pursuant to the Purchase Agreement.

d)        Mechanics of Exercise.

    i.          Delivery of Warrant Shares Upon Exercise. Warrant Shares shall be exercisable by delivery of an exercise notice in the form attached hereto as Exhibit A to this Warrant (the "Exercise Notice"). In addition, the Holder hereby agrees to sign any and all documents required by law.  As soon as practicable upon receipt of the Exercise Notice and the payment of the Exercise Price (or the Cashless Exercise Price, as applicable) in accordance with the terms set forth herein, and in no event later than one (1) Israeli Business Day thereafter, the Company shall (i) issue to the Registration Company a duly executed share certificate for the number of Warrant Shares purchased and any other documents required by the Registration Company and TASE for the exercise the Warrant to the Warrants Shares (such date, the “Submission Date”). The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by payment of the Cashless Exercise Price, if so permitted). If the Company fails for any reason, to deliver to the Holder the Warrant Shares subject to a Notice of Exercise within 2 business days from the Submission Date (the "Warrant Share Delivery Date") , the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the closing price of the Ordinary Share in the Trading Market on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the tenth (10th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise.

    ii.          Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which  new  Warrant  shall  in  all other  respects  be identical  with  this Warrant.

    iii.         Rescission  Rights.    If  the  Company  fails  to  deliver  the Warrant  Shares  to  Holder's  securities  account  in  Israel  pursuant  to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

    iv.        Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to deliver the Warrant Shares to the Holder pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Ordinary Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Ordinary Shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of Ordinary Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder .  For example, if the Holder purchases Ordinary Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Ordinary Shares of with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Ordinary Shares upon exercise of the Warrant as required pursuant to the terms hereof.]

    v.         No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  The number of Warrant Shares shall be rounded (up or down) to the nearest whole number, however the aggregate number of Warrant Shares shall not exceed the maximum quantity otherwise set forth in this Warrant notwithstanding the provisions of this paragraph (d). Notwithstanding   the  above,   and   provided   that   the  Company   has completed the ADR Facility, any rounding as a result of fractional amounts shall be with respect to ADSs and not Ordinary Shares..

    vi.        Charges, Taxes and Expenses.  Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be deposited in the Holder's designated account.

e)

Section 3.       Certain Adjustments.

 a)        Share  Dividends  and  Splits.  If  the  Company,  at  any  time  while  this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on shares of its Ordinary Shares or any other equity or equity equivalent securities payable in Ordinary Shares (which, for avoidance of doubt, shall not include any  Ordinary  Shares  issued  by  the  Company  upon  exercise  of  this  Warrant),  (ii) subdivides outstanding Ordinary Shares into a larger number of shares, (iii) combines (including by way of reverse share split) outstanding  Ordinary  Shares into a smaller number of shares, or (iv) issues by reclassification of Ordinary Shares any share capital of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Ordinary Shares outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that  the  aggregate  Exercise  Price  of  this  Warrant  shall  remain  unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)        Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company  grants, issues or sells any Ordinary Shares Equivalents or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Ordinary Shares (the “Purchase Rights”), then the Exercise Price of the Warrant shall not be adjusted, but the number of Warrant Shares in respect of the exercise of the Warrant to the extent not exercised for shares on the date determined  for the right to acquire rights in the rights issuance, shall be adjusted in accordance with the benefit component of the rights, as expressed by the ratio between the share closing price on TASE on the Business Day prior to the ex-date and the base price “ex rights”.

c)         If  the  Company  at  any  time  while  this  Warrant  is  outstanding  and unexpired shall:

i.
pay a dividend (including issuance of bonus shares) with respect to the Ordinary Shares payable in Ordinary Shares, the number of shares to which the Warrant Holder is entitled upon exercise shall be increased by the number of shares to which the Warrant Holder shall have been entitled as a stock dividend had it exercised the Warrant immediately prior to such distribution, with the Exercise Price for each Warrant Share remaining unmodified.

ii.
distribute a dividend in cash, cash equivalent or any rights or assets of the Company, the Exercise Price shall be decreased in an amount equal to the gross amount of the cash dividend distributed to each share

d)        Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Ordinary Shares (not including any Ordinary Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the type and number of securities of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Ordinary Shares for which this Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Ordinary Share in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Ordinary Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, subject to any and all restrictions under applicable law, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(d) and shall deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for the Alternate Consideration, and with an exercise price which applies the exercise price hereunder to such Alternate Consideration. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

e)         Calculations. All calculations under this Section 3 shall be made to the nearest Agora (NIS 0.01) or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of Ordinary Shares deemed to be issued and outstanding  as  of  a given  date  shall  be  the  sum  of  the  number  of  Ordinary  Shares (excluding treasury shares, if any) issued and outstanding.

f)         Notice to Holder.

i.   Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii.   Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend  (or any other distribution  in whatever form) on the Ordinary Shares, (B) the Company shall declare a special nonrecurring cash  dividend  on  or  a  redemption  of  the  Ordinary  Shares,  (C)  the Company shall authorize the granting to all holders of the Ordinary Shares rights or warrants to subscribe for or purchase any shares of share capital of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Ordinary Shares, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company,  or  any  compulsory  share  exchange  whereby  the  Ordinary Shares is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Ordinary Shares of record to be entitled to such dividend, distributions, redemption,  rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected  to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares of record shall be entitled to exchange their shares of the Ordinary Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material,  non-public  information  regarding  the Company  or any of the Subsidiaries, the Company shall simultaneously file such notice with the ISA.  The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice   except as may otherwise be expressly set forth herein.

g)        To avoid any doubt, the Company undertakes not to make any adjustments as specified in this Section 3, as long as any Warrant is outstanding, which will result in an exercise price of the Warrant to one Warrant Share which is less than N (as defined above).

h)        In  the  event  of  (i)  any  adjustments  under  this  Section  3,  or  (ii)  any Fundamental Transaction (even if such Fundamental Transaction does not result in any adjustments under this Section 3,  the Company shall notify the Holders of such event promptly (subject to all applicable laws, including the Israeli Securities Laws), and in event later than within 2 Business Days from the date such event is published.

Section 4.       Transfer of Warrant.

a)         Transferability. The Holder acknowledges that this Warrant has not been registered for trading under the Securities Law.  Subject to compliance with any applicable securities laws, including the Israeli Securities Laws, and the conditions set forth in Section 4(d) hereof and to the provisions of Section 4.1 of the Purchase Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date the Holder delivers an assignment form to the Company assigning this Warrant full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)        New  Warrants.  This  Warrant  may  be divided  or  combined  with  other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney, provided that the Company shall not be required to issue physical documentation  in addition to the listing in the Warrant Register for such total of Warrants that is less than one thousand (1,000) Ordinary Share (unless that represents all Warrant Shares for which this Warrant is then exercisable). Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants  in  exchange  for  the  Warrant  or  Warrants  to  be  divided  or  combined  in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the original Issue date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)         Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)        Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws (ii) eligible for resale without volume  or  manner-of-sale   restrictions  or  current  public  information   requirements pursuant  to Rule  144,  or a Restriction  Termination  has not otherwise  occurred  with respect to the Warrant Shares, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the provisions of Section 5.7 of the Purchase Agreement, and make such representations to the Company as set forth in the Share Purchase Agreement, and agree to be bound by the terms thereof in a written instrument reasonably acceptable to the Company.

e)        Representation  by the Holder.   The Holder represents  and warrants to the Company the representations  and warranties specified in Section 3.2 of the Purchase Agreement,  which  are incorporated  herein by reference;  provided,  however,  that any reference to Shares and/or Securities shall refer for purpose of this Section to Warrant.

f)         The Holder of this Warrant shall have the registration rights as provided in Sections 4.2 (a) through 4.2 (c) of the Purchase Agreement, and the Warrant Shares shall be subject to any of the limitations set forth therein.

Section 5.       Miscellaneous.

a)         No Rights as Shareholder Until Exercise.   This Warrant does not entitle the Holder to any voting rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i).

b)        Loss,   Theft,   Destruction   or   Mutilation   of   Warrant.   The   Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any share certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or share certificate, if mutilated, the Company will make and deliver a new Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or share certificate.

c)         Fridays, Saturdays, Sundays, Holidays, etc.   If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d)        Authorized Shares.

The Company  covenants  that, during  the period  the Warrant  is outstanding, it will reserve from its authorized and unissued Ordinary Shares a sufficient number of shares to provide for the issuance of the Warrant Shares upon  the exercise  of any purchase  rights under  this Warrant.    The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation,  or of any  requirements  of the Trading  Market  upon  which  the Ordinary Shares may be listed.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable  and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its articles of association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before  taking  any  action  which  would  result  in  an  adjustment  in  the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)         Jurisdiction.  All  questions  concerning  the  construction,  validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

f)         Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered or otherwise released by a Restriction Termination, will have restrictions upon resale imposed by the applicable securities laws.

g)        Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date.   If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall  be  sufficient  to  cover  any  costs  and  expenses  including,  but  not  limited  to, reasonable  attorneys’  fees,  including  those  of appellate  proceedings,  incurred  by  the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)        Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i)         Limitation  of  Liability.    No  provision  hereof,  in  the  absence  of  any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Ordinary Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)         Remedies.  The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be  adequate  compensation  for  any  loss  incurred  by  reason  of a  breach  by  it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)        Successors  and  Assigns.     Subject  to  applicable  securities  laws,  this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l)         Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m)       Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision  shall be ineffective  to the extent of such prohibition  or invalidity,  without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)        Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

o)        No Registration. Holder acknowledges that this Warrant will not be listed for trading on any stock exchange.

p)        Exchange Rate. To the extent that in connection with any payment under this Warrant a conversion of either United States Dollars (“US$”) to New Israeli Shekels (“NIS”), or of NIS to US$ shall be required, any conversion shall be made in accordance with the most recent exchange rate published by the Bank of Israel, immediately prior to such payment.

q)        Exhibits and Schedules.   All of the exhibits and schedules attached hereto shall be deemed incorporated herein by reference.

r)         Dual  Listing  of  Company's  Shares.  In  the  event  that  the  Company's Ordinary Shares or ADR’s shall be registered for trade in any stock exchange in addition to the TASE, the Company shall treat this Warrant and the Ordinary Shares issuable hereunder, in the same manner as all other securities of the Company are treated with respect to their trading in the additional stock exchange, to the extent practicable.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

MEDIGUS LTD.

By:
Name
Title

EXHIBIT ANOTICE OF EXERCISE

TO:     MEDIGUS LTD.

(1) The undersigned hereby elects to purchase                       Warrant Shares of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full.

(2) Payment shall take the form of (check applicable box):

[  ] in lawful money of the State of Israel; and/or

[ ] [if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect  to  the  maximum  number  of  Warrant  Shares  purchasable  pursuant  to  the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

___________________________________________

The Warrant Shares shall be delivered to the following Account:

___________________________________________

___________________________________________

___________________________________________

(4) Accredited Investor.  The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

The undersigned hereby represents that it is exercising the Warrant for its own account or the account of an Affiliate for investment purposes and not with the view to any sale or distribution and that the Holder will not  offer,  sell  or  otherwise  dispose  of  the  Warrant  or  any  underlying  Warrant  Shares  in  violation  of applicable securities laws.

[SIGNATURE OF HOLDER]

Name of Investing Entity: ______________________________________________________________